AMENDMENT NO. 1

PARTICIPATION AGREEMENT

Amendment No. 1, effective October 16, 2009 to The Participation Agreement, (the “Agreement”), dated May 1, 2003 by and among MONY Life Insurance Company, a New York stock life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each account hereinafter referred to as the “Account”), ProFunds, a Delaware business trust, and ProFund Advisors LLC, a Maryland limited liability company (collectively, the “Parties”).

WHEREAS, MONY Life Insurance Company merged with AXA Financial, Inc., the parent company of AXA Equitable Life Insurance Company (“AXA Equitable”), a New York Life Insurance Company; and

WHEREAS, the Parties wish to add AXA Equitable as a Party to the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. Additional Party. AXA Equitable is hereby added as a party to the Agreement and the defined term “Company” shall be deemed to include AXA Equitable.

2. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

PROFUNDS		PROFUND ADVISORS LLC

By:	/s/ Louis Mayberg	By:	/s/ Michael L. Sapir
Name:	Louis Mayberg	Name:	Michael L. Sapir
Title:	President	Title:	CEO

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:	/s/ Steven M. Joenk	By:	/s/ Steven M. Joenk
Name:	Steven M. Joenk	Name:	Steven M. Joenk
Title:	SVP	Title:	SVP

SCHEDULE A

Accounts:

MONY Variable Account A

AXA Equitable Separate Account 49

AXA Equitable Separate Account 65

Contracts:

(1) Flexible Payment Variable Annuity (MONY Variable Annuity)

(2) Flexible Payment Variable Annuity (MONY C Variable Annuity)

(3) Flexible Payment Variable Annuity (MONY L Variable Annuity) and

(4) Flexible Payment Variable Annuity (MONY Custom Master)

(5) Retirement Cornerstone Series

Designated Portfolios:

All ProFunds Portfolios

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